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Exhibit 23.1:
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               Consent of Independent Certified Public Accountants
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Hudson Technologies, Inc.
Pearl River, New York

    We hereby consent to the incorporation by reference in the Registration Statement (No. 333-17133) on Form S-8 of our report dated February 24, 1999, except for Note 12, which is as of March 30, 1999, relating to the consolidated financial statements of Hudson Technologies, Inc. for the year ended December 31, 1998 appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                BDO SEIDMAN, LLP

Valhalla, New York
March 30, 1999